UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                -------------------------------------------------

                      FEBRUARY 10, 2006 (FEBRUARY 6, 2006)


                                    WQN, INC
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                  000-27751                75-2838415
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(STATE OR OTHER JURISDICTION       (COMMISSION             (IRS EMPLOYER
      OF INCORPORATION)            FILE NUMBER)         IDENTIFICATION NUMBER)


              14911 Quorum Drive, Suite 140, Dallas, Texas,   75254
          ------------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (972) 361-1980
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pro-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2. - Registrant's Business and Operations
---------    ------------------------------------

Item 2.06      Material Impairments.
---------      ---------------------

         On October 31, 2005, the registrant entered into a Securities Purchase Agreement with Park Ave. Assoc. LLC, a Delaware limited liability company ("PAA") pursuant to which the registrant subscribed for a 50.9% membership interest in PAA in exchange for the contribution of a capital commitment to PAA of $5.6 million in cash to be funded over time. An additional $5.4 million was to be invested over time by the other members of PAA for a total capitalization of $11 million.

         Although the registrant became entitled to elect 3 of the 5 members of PAA's Board of Managers, control over PAA's day-to-day activities was exercised by PAA's chief executive officer. Further details regarding the registrant's investment in PAA can be found in the registrant's Current Report on Form 8-K filed November 4, 2005.

         Pursuant to the Securities Purchase Agreement, the registrant made capital contributions to PAA aggregating approximately $4.0 million. In the course of its review of various documents relating to certain real estate investments purportedly entered into by the former chief executive officer of PAA, the registrant discovered certain irregularities. On February 2, 2006, the registrant caused the Board of Managers of PAA to remove said chief executive officer and appoint Scott W. Hartman as the interim chief executive officer of PAA and David S. Montoya as the interim chief financial officer of PAA.

         The new management of PAA has met with various persons with whom the former chief executive officer of PAA had business dealings and discovered that a number of the transactions in which PAA was purportedly involved were in fact improperly conducted.

         The registrant has begun preliminary discussions with its auditors regarding the timing and amount of the charge to be taken with respect to its investment in PAA. Accordingly, at this time, the registrant is unable to state with certainty the magnitude of the charge, however, the registrant does not expect the final charge to be in excess of its capital contribution to date.

         The registrant also has an approximately 46% limited partnership interest in Cross-Country Capital Partners L.P. ("CCCP"), a limited partnership managed by an affiliate of E. Denton Jones, one of the registrant's directors. CCCP has advised the registrant that CCCP may have incurred losses in connection with its own investment in PAA and certain other investments, although it is unable at this time to estimate the extent of such losses. Accordingly, the registrant may also have to take a charge with respect to its investment in CCCP.


Section 3. - Securities and Trading Markets
---------    ------------------------------

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing
---------      -------------------------------------------------------------
               Rule or Standard.
               ----------------

         Please see Item 5.02.

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

Section 5. - Corporate Governance and Management
---------    -----------------------------------

Item 5.02      Departure of Directors or Principal Officers.
---------      --------------------------------------------

         On February 8, 2006, Adam Blumenthal informed the registrant that he was resigning from the board of directors of the registrant effective immediately. Mr. Blumenthal stated that he would not be able to devote the time and attention necessary to fulfill his obligations as a board member due to progress in the past week in his discussions with a potential sponsor of his investment fund.

         Due to the resignation of Mr. Blumenthal, the registrant is currently not in compliance with a NASDAQ listing requirement that a majority of its directors be independent. The registrant notified NASDAQ of this development on February 9, 2006. The registrant intends to appoint a suitable replacement to fill the vacancy and remedy the situation at its earliest convenience.


Section 9. - Financial Statements and Exhibits
---------    ---------------------------------

Item 9.01      Financial Statements and Exhibits
---------      ---------------------------------

         None.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       WQN, INC.


Dated:   February 10, 2006             By: /s/ SCOTT W. HARTMAN
                                           -------------------------------------
                                           Name:  Scott W. Hartman
                                           Title: Chief Executive Officer


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